EXHIBIT 23.1

CONSENT OF REGISTERED INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statements of Pavilion Bancorp, Inc. on Form S-8 (File No. 333-86636) and Form S-3D (File No. 333-112651) of our report dated March 1, 2006 on the 2005 Consolidated Financial Statements of Pavilion Bancorp, Inc., which report is included in the 2005 Annual Report on Form 10-K of Pavilion Bancorp, Inc.

/s/ Plante & Moran, PLLC Plante & Moran, PLLC

Auburn Hills, Michigan
March 16, 2006